UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2005-A
(Exact Name of Registrant as Specified in Charter)

Delaware	333-121824	11-365048-3
Delaware	333-121824-01	38-6738618
Delaware	333-121824-02	20-6418328

(State or other jurisdiction of	(Commission File Number)	(Registrants’ I.R.S.
Incorporation)		Employer Identification
Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On April 20, 2007 The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2005-A. A copy of this Servicer Certificate, which relates to the April 20, 2007 monthly payment and the Collection Period ended March 31, 2007, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(d)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2005-A Servicer Certificate for the Collection Period ended March 31, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: Apr. 20, 2007	Volkswagen Auto Lease/Loan Underwritten Funding, LLC
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

VW Credit Leasing, LTD.
	By:	VW Credit, Inc. as Servicer

	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Lease Trust 2005-A
	By:	VW Credit, Inc. as Administrator

	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

Exhibit
No.	Description
99.1	Volkswagen Auto Lease Trust 2005-A Servicer Certificate for the Collection Period ended March 31, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report.)